Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports First Quarter

Net Income of $8.3 Million, Driven by Strong Loan Growth,

Net Interest Margin Expansion and Reduced Operating Expenses;

Core Net Income Up From Prior Quarter

BRYN MAWR, Pa., April 28, 2016 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $8.3 million and diluted earnings per share of $0.49 for the three months ended March 31, 2016, as compared to a net loss of $6.4 million, or $(0.37) diluted loss per share for the three months ended December 31, 2015 and net income of $7.5 million, or $0.42 diluted earnings per share for the three months ended March 31, 2015.

On a non-GAAP basis, core net income, which excludes certain non-core income and expense items, as detailed in the appendix to this earnings release, was also $8.3 million for the three months ended March 31, 2016 as compared to $7.5 million for the three months ended December 31, 2015 and $8.9 million for the three months ended March 31, 2015. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are very pleased to start the new year on a positive note,” commented Frank Leto, President and Chief Executive Officer, continuing, “Many of the decisions we made in 2015, which included the addition of new teams and talent, branch and office consolidations, significant investments in technology, and the settlement of our corporate pension plan, to name a few, positioned the Corporation well for a strong start to the new year and provide a solid foundation from which we will drive long-term performance.” Mr. Leto added, “The outstanding loan growth during the first quarter of 2016, which exceeded 19% annualized, along with a 41% increase in mortgage originations during the first quarter of 2016, compared to the first quarter of 2015, as well as the continued growth in our wealth assets are all promising indicators for the remainder of 2016.”

On April 28, 2016, the Board of Directors of the Corporation declared a quarterly dividend of $0.20 per share, payable June 1, 2016 to shareholders of record as of May 10, 2016.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – First Quarter 2016 Compared to Fourth Quarter 2015

●

Net income for the three months ended March 31, 2016 was $8.3 million, as compared to a net loss of $6.4 million for the three months ended December 31, 2015. The primary driver of the loss in the fourth quarter of 2015 was the loss on settlement of the corporate pension plan, which resulted in a $17.4 million pre-tax charge. On a core basis (a non-GAAP measure detailed in the appendix to this earnings release), core net income for the first quarter of 2016 of $8.3 million was a $778 thousand increase from core net income of $7.5 million for the fourth quarter of 2015. The increase in core net income was primarily driven by a $473 thousand increase in net interest income and a $367 thousand decrease in the provision for loan and lease losses (the “Provision”).

●

Net interest income for the three months ended March 31, 2016 was $25.9 million, an increase of $473 thousand from $25.4 million for the three months ended December 31, 2015. The increase in net interest income between the periods was largely related to loan growth during the first quarter of 2016. Average loans and leases for the three months ended March 31, 2016 increased by $60.9 million as compared to the fourth quarter of 2015. The increase in average loans was accompanied by a 5 basis point increase in tax-equivalent yield earned on loans, resulting in a $616 thousand increase in interest income on loans and leases. Partially offsetting the increase in average loans and leases was a $51.8 million decrease in average interest-bearing deposits with banks. This decrease in cash deposits resulted in a $17 thousand decrease in interest earned on deposits with banks. On the liability side, average interest-bearing deposits increased by $22.1 million, resulting in a $30 thousand increase in interest expense on deposits.

●

The tax-equivalent net interest margin of 3.87% for the three months ended March 31, 2016 increased 10 basis points from 3.77% for the fourth quarter of 2015. The increase was primarily the result of a $60.9 million increase in average loans and leases during the first quarter of 2016. The tax equivalent yield earned on loans and leases during the first quarter of 2016 was 4.67%. The increase in average loans and leases was largely offset by a $51.8 million decrease in average interest-bearing deposits with banks, which earned interest at a rate of 0.47% during the first quarter of 2016 and 0.28% during the fourth quarter of 2015. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 16 basis points of the margin for the first quarter of 2016 as compared to 13 basis points for the fourth quarter of 2015.

●

Non-interest income for the three months ended March 31, 2016 decreased $460 thousand from the fourth quarter of 2015. The decrease was related to a decrease in fees for wealth management services of $163 thousand, a $76 thousand loss on sale of other real estate owned, a $116 thousand decrease in dividends on Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stocks, and a $392 thousand decrease in other operating income. The decrease in other operating income was related to the $319 thousand of noninterest income recorded in the fourth quarter of 2015 in connection with the full payoff of a purchased credit-impaired loan. Partially offsetting the decreases was an increase of $434 thousand in insurance revenues related to contingent commissions received from insurance carriers.

●

Non-interest expense for the three months ended March 31, 2016 decreased $21.9 million, to $25.1 million, as compared to $47.0 million for the fourth quarter of 2015. The primary cause for the decrease was a $17.4 million loss on settlement of the corporate pension plan and a $929 thousand branch lease termination expense recorded in the fourth quarter of 2015, both of which did not reoccur, and a $1.9 million decrease in due diligence, merger-related and merger integration costs between the periods. Partially offsetting these decreases was a $684 thousand increase in Pennsylvania bank shares tax. The Pennsylvania bank shares tax is based on the Bank’s equity base as of December 31, 2015, which increased due to the acquisition of Continental Bank. In addition, during the fourth quarter of 2015, the Bank received tax credits related to its contributions under the Pennsylvania Educational Improvement Tax Credit (EITC) program.

●

For the three months ended March 31, 2016, the Corporation recorded net loan and lease charge-offs of $422 thousand, as compared to $1.9 million for the fourth quarter of 2015. The Provision for the three months ended March 31, 2016 was $1.4 million, as compared to $1.8 million for the fourth quarter of 2015. The disparity between the $367 thousand, or 20.7%, decrease in Provision from the fourth quarter of 2015 to the first quarter of 2016, relative to the $1.4 million, or 77.3%, decrease in net charge-offs between the periods was primarily driven by the loan growth between the dates.

Results of Operations – First Quarter 2016 Compared to First Quarter 2015

●

Net income for the three months ended March 31, 2016 was $8.3 million, as compared to $7.5 million for the same period in 2015. Significantly contributing to the increase was a $1.1 million increase in net interest income and a $2.5 million reduction in due diligence, merger-related and merger integration costs, partially offset by an $841 thousand increase in the Provision, an $825 thousand decrease in gain on sale of available for sale investment securities and an $868 thousand increase in salaries and wages.

●

Net interest income for the three months ended March 31, 2016 was $25.9 million, an increase of $1.1 million, or 4.5%, from $24.8 million for the same period in 2015. The increase in net interest income between the periods was largely related to loan growth between the periods. Average loans and leases for the three months ended March 31, 2016 increased by $225.7 million from the same period in 2015. The increase in average balances was offset by a 24 basis point decrease in tax-equivalent yield earned on loans and leases. The net effect of the yield decrease and volume increase on average loans and leases was a $1.5 million increase in interest income on loans. On the liability side, a $26.7 million decrease in average interest-bearing deposits was offset by a $29.5 million increase in average subordinated notes, related to the issuance, during the third quarter of 2015, of $30 million of 4.5% fixed-to-floating rate subordinated notes. The interest expense effect of the decrease in interest-bearing deposits, which saw a rate decrease of 1 basis point, combined with the increase in average subordinated notes, which paid interest at 4.99%, was a net increase in interest expense of $408 thousand.

●

The tax-equivalent net interest margin of 3.87% for the three months ended March 31, 2016 was an 8 basis point increase from 3.79% for the same period in 2015. The increase was largely the result of the $167.6 million reduction in low-yielding interest-bearing deposits with banks and the $225.7 million increase in average loans and leases. The tax-equivalent yield earned on loans and leases for the three months ended March 31, 2016 was 4.67%. Partially offsetting the effect of the loan growth on the tax-equivalent interest margin was the $29.5 million increase in average subordinated notes at a rate of 4.99% for the first quarter of 2016 as compared to the same period in 2015. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 16 basis points of the margin for the first quarter of 2016 as compared to 22 basis points for the first quarter of 2015.

●

Non-interest income for the three months ended March 31, 2016 decreased $1.6 million as compared to the same period in 2015. Largely contributing to this decrease was an $825 thousand decrease in net gain on sale of available for sale investment securities, a $401 thousand decrease in dividends on FHLB and FRB stocks and a $273 thousand decrease in fees for wealth management services. During the three months ended March 31, 2016, $80 thousand of available for sale investment securities, related to a rabbi trust, were sold, resulting in a net loss of $15 thousand as compared to the $63.2 million of available for sale investment securities sold during the first quarter of 2015, much of which had been acquired from Continental Bank, and which resulted in a net gain on sale of $810 thousand. The decrease in dividends on FHLB and FRB stocks was related to the $448 thousand special dividend issued by the FHLB in the first quarter of 2015 which was not repeated in 2016. The decrease in wealth revenue largely related to the shifting of the composition of the wealth portfolio to lower-yielding, fixed-fee accounts. Although assets under management administration, supervision and brokerage increased by $1.47 billion from March 31, 2015 to March 31, 2016, the portion of the portfolio which derives its fees from market value changes declined, offset by increases in the lower-yielding fixed-fee accounts. This shift serves to reduce the earnings volatility associated with market movement.

●

Non-interest expense for the three months ended March 31, 2016 decreased $2.4 million, to $25.0 million, as compared to $27.4 million for the same period in 2015. Largely accounting for the decrease was a $2.5 million decrease in due diligence, merger-related and merger integration costs, a $273 thousand decrease in advertising expense and a $244 thousand decrease in employee benefits. The merger expense and higher advertising expense during the first quarter of 2015 were related to the January 1, 2015 Continental Bank acquisition. The decrease in employee benefits was related to the December 2015 settlement of the corporate pension plan, not only due to the elimination of the recurring pension costs associated with a defined benefits plan, but also due to the excess assets remaining in the plan at settlement. For the three months ended March 31, 2016, excess assets from the settled pension plan were used to reduce 401(k) contribution costs by $300 thousand. Partially offsetting these decreases were increases of $868 thousand in salaries related to staff additions, which included the April 2015 Robert J. McAllister Agency acquisition, the October 2015 formation of the Key Capital Mortgage, Inc. subsidiary, and additions to our lending teams in our residential mortgage operation and our Hershey office, as well as the addition of a number of key senior management positions which had become vacant since the first quarter of 2015.

●

Nonperforming loans and leases totaled $9.6 million as of March 31, 2016, representing 0.41% of total portfolio loans and leases, as compared to $9.1 million, or 0.44% of total portfolio loans and leases as of March 31, 2015. For the three months ended March 31, 2016, the Corporation recorded net loan and lease charge-offs of $422 thousand, as compared to $859 thousand for the same period in 2015. The decrease of net charge-offs between periods was the result of impairment analyses on collateral-dependent loans which identified collateral shortfalls and determined appropriate charge-offs. Based on the analyses performed as of March 31, 2016, and the full or partial charge-offs recorded, management believes there is sufficient collateral to cover the principal balances of the collateral-dependent loans. The Provision for the three months ended March 31, 2016 was $1.4 million as compared to $569 thousand for the same period in 2015. The increase in the Provision for the first quarter of 2016 was largely driven by the increases in loan volume which were concentrated in the commercial mortgage and construction segments of the portfolio.

Financial Condition – March 31, 2016 Compared to December 31, 2015

●

Total portfolio loans and leases of $2.38 billion as of March 31, 2016 increased by $109.9 million from December 31, 2015. Loan growth was concentrated in the commercial mortgage and construction categories, which increased $80.2 million and $28.8 million, respectively, during the first quarter of 2016.

●

The allowance for loan and lease losses (the “Allowance”) as of March 31, 2016 was $16.8 million, or 0.71% of portfolio loans as compared to $15.9 million, or 0.70% of portfolio loans and leases, as of December 31, 2015. In addition to the ratio of Allowance to portfolio loans, management considers two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.83% as of March 31, 2016, as compared to 0.84% as of December 31, 2015, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.37% as of March 31, 2016, as compared to 1.44% as of December 31, 2015. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Available for sale investment securities as of March 31, 2016 were $365.8 million, an increase of $16.9 million from December 31, 2015. Increases of $23.7 million in mortgage-related securities were partially offset by decreases of $5.4 million in U.S. government securities.

●

Total assets as of March 31, 2016 were $3.06 billion, an increase of $27.3 million from December 31, 2015. Increases in loans and leases and available for sale investment securities were partially offset by reductions in interest-bearing deposits with banks, which decreased by $90.7 million.

●

Wealth assets under management, administration, supervision and brokerage totaled $9.28 billion as of March 31, 2016, an increase of $916.9 million from December 31, 2015. However, due to the change in the composition of the assets held in the wealth portfolio, fees for wealth management services did not grow proportionately, as more of the portfolio was comprised of assets held in lower-yielding fixed-fee accounts.

●	Deposits of $2.34 billion as of March 31, 2016 increased $91.3 million from December 31, 2015. A significant portion of the growth in deposits was in the wholesale sector, which grew by $72.7 million.

●

The capital ratios for the Bank and the Corporation, as of March 31, 2016, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” The capital ratios of the Bank increased from the fourth quarter of 2015 primarily as a result of a $15.0 million downstream of capital from the Corporation during the first quarter. The capital ratios of the Corporation decreased from the fourth quarter of 2015, as shareholders’ equity decreased $534 thousand, while total assets increased by $27.3 million. The decrease in shareholders’ equity occurred as a result of dividend payments and the repurchase, during the first quarter of 2016, of $8.0 million of treasury shares.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. Eastern Time on Friday, April 29, 2016. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A recorded replay of the conference call will be available one hour after the conclusion of the call and will remain available through May 13, 2016. The recorded replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088).The conference number is 10083628.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc160429. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of acquired businesses with the Corporation’s may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$33,954	$124,615	$100,980	$156,282	$244,248
Investment securities (available for sale and trading)	369,461	352,916	344,872	353,525	338,781
Loans held for sale	7,807	8,987	8,721	15,363	6,656
Portfolio loans and leases	2,378,841	2,268,988	2,228,764	2,153,263	2,088,531
Allowance for loan and lease losses ("ALLL")	(16,845)	(15,857)	(15,935)	(14,959)	(14,296)
Goodwill and other intangible assets	127,777	128,668	129,694	130,631	128,141
Total assets	3,058,247	3,030,997	2,952,742	2,950,014	2,943,179
Deposits - interest-bearing	1,700,550	1,626,041	1,634,237	1,624,257	1,658,869
Deposits - non-interest-bearing	643,492	626,684	605,607	636,390	582,495
Short-term borrowings	37,010	94,167	24,264	26,406	38,372
Long-term FHLB advances and other borrowings	249,832	254,863	254,893	244,923	250,088
Subordinated notes	29,491	29,479	29,466	-	-
Total liabilities	2,693,070	2,665,286	2,584,587	2,568,916	2,565,276
Shareholders' equity	365,177	365,711	368,155	381,098	377,903

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$39,050	$90,832	$165,723	$182,099	$206,694
Investment securities (available for sale and trading)	360,957	354,239	356,028	351,080	374,190
Loans held for sale	5,481	7,531	10,527	6,735	3,470
Portfolio loans and leases	2,303,103	2,240,189	2,181,125	2,111,371	2,079,412
Total interest-earning assets	2,708,591	2,692,791	2,713,403	2,651,285	2,663,766
Goodwill and intangible assets	128,296	129,292	130,241	129,116	125,060
Total assets	2,973,148	2,959,011	2,981,308	2,910,701	2,918,156
Deposits - interest-bearing	1,633,651	1,611,574	1,644,976	1,628,759	1,660,330
Short-term borrowings	34,158	26,092	28,166	34,980	55,207
Long-term FHLB advances and other borrowings	250,015	254,880	248,606	249,678	266,342
Subordinated notes	29,482	29,471	18,190	-	-
Total interest-bearing liabilities	1,947,306	1,922,017	1,939,938	1,913,417	1,981,879
Total liabilities	2,612,276	2,593,651	2,604,704	2,531,547	2,547,217
Shareholders' equity	360,872	365,360	376,604	379,154	370,939

Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Income Statement
Net interest income	$25,902	$25,429	$24,833	$25,070	$24,795
Provision for loan and losses	1,410	1,777	1,200	850	569
Noninterest income	13,208	13,668	13,350	14,177	14,765
Noninterest expense	25,051	46,951	25,403	25,982	27,429
Income tax expense (benefit)	4,375	(3,276)	4,084	4,296	4,068
Net income (loss)	8,274	(6,355)	7,496	8,119	7,494
Basic earnings per share	0.49	(0.37)	0.43	0.46	0.43
Diluted earnings per share	0.49	(0.37)	0.42	0.45	0.42
Net income (core) (1)	8,284	7,506	8,241	8,958	8,932
Basic earnings per share (core) (1)	0.49	0.44	0.47	0.51	0.51
Diluted earnings per share (core) (1)	0.49	0.44	0.46	0.50	0.50
Cash dividends paid per share	0.20	0.20	0.20	0.19	0.19
Profitability Indicators
Return on average assets	1.12%	-0.86%	1.01%	1.12%	1.03%
Return on average equity	9.22%	-7.00%	8.01%	8.61%	8.13%
Return on tangible equity(1)	15.31%	-9.36%	13.25%	14.06%	13.30%
Tax-equivalent net interest margin	3.87%	3.77%	3.65%	3.81%	3.79%
Efficiency ratio(1)	61.75%	63.09%	60.97%	60.48%	60.45%
Mortgage Banking Information
Mortgage loans originated	$50,416	$55,867	$76,169	$63,285	$35,728
Residential mortgage loans sold - servicing retained	25,965	24,063	30,515	28,204	24,569
Residential mortgage loans sold - servicing released	2,397	7,150	10,579	9,257	2,644
Total residential mortgage loans sold	$28,362	$31,213	$41,094	$37,461	$27,213
Residential mortgage loans serviced for others	$605,366	$601,939	$601,999	$595,440	$591,989
Share Data
Closing share price	$25.73	$28.72	$31.07	$30.16	$30.41
Book value per common share	$21.48	$21.40	$21.94	$21.32	$20.87
Tangible book value per common share	$13.87	$13.86	$14.38	$13.97	$13.66
Price / book value	119.80%	134.19%	141.62%	141.48%	145.74%
Price / tangible book value	185.47%	207.14%	216.01%	215.85%	222.66%
Weighted average diluted shares outstanding	16,883,193	17,129,234	17,834,298	18,054,663	17,903,258
Shares outstanding, end of period	16,801,801	17,071,523	17,166,323	17,786,293	17,777,628
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$9,281,743	$8,364,805	$8,218,276	$8,536,024	$7,816,441
Fees for wealth management services	$8,832	$8,995	$9,194	$9,600	$9,105

Bryn Mawr Bank Corporation

Summary Financial Information (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA")	10.69%	10.12%	11.96%	12.04%	12.12%
Total (Tier II) capital to RWA	11.39%	10.78%	12.64%	12.71%	12.78%
Tier I leverage ratio	9.15%	8.51%	9.75%	9.77%	9.52%
Tangible equity ratio (1)	8.53%	7.74%	8.84%	8.54%	8.42%
Common equity Tier I capital to RWA	10.69%	10.12%	11.96%	12.04%	12.12%

Bryn Mawr Bank Corporation
Tier I capital to RWA	10.22%	10.72%	11.56%	12.55%	12.79%
Total (Tier II) capital to RWA	12.13%	12.61%	13.50%	13.21%	13.44%
Tier I leverage ratio	8.76%	9.02%	9.44%	10.20%	10.05%
Tangible equity ratio (1)	8.10%	8.17%	8.45%	8.88%	8.87%
Common equity Tier I capital to RWA	10.22%	10.72%	11.54%	12.50%	12.77%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$422	$1,855	$224	$187	$859
Nonperforming loans and leases ("NPL"s)	$9,636	$10,244	$12,315	$8,996	$9,130
Other real estate owned ("OREO")	756	2,638	1,010	843	1,532
Total nonperforming assets ("NPA"s)	$10,392	$12,882	$13,325	$9,839	$10,662

Nonperforming loans and leases 30 or more days past due	$6,193	$5,678	$8,854	$7,302	$7,426
Performing loans and leases 30 to 89 days past due	6,296	5,601	4,960	5,233	3,361
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$12,489	$11,279	$13,814	$12,535	$10,787

Delinquent loans and leases to total loans and leases	0.52%	0.50%	0.62%	0.58%	0.51%
Delinquent performing loans and leases to total loans and leases	0.26%	0.25%	0.22%	0.24%	0.16%
NCOs / average loans and leases (annualized)	0.07%	0.33%	0.04%	0.04%	0.17%
NPLs / total portfolio loans and leases	0.41%	0.45%	0.55%	0.42%	0.44%
NPAs / total loans and leases and OREO	0.44%	0.56%	0.60%	0.45%	0.51%
ALLL / NPLs	174.81%	154.79%	129.40%	166.29%	156.58%
ALLL / portfolio loans	0.71%	0.70%	0.71%	0.69%	0.68%
ALLL on originated loans and leases / Originated loans and leases (1)	0.83%	0.84%	0.88%	0.88%	0.90%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.37%	1.44%	1.52%	1.60%	1.61%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,756	$1,935	$3,711	$3,960	$4,217
TDRs in compliance with modified terms	4,893	4,880	4,062	4,078	4,145
Total TDRs	$6,649	$6,815	$7,773	$8,038	$8,362

(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation

(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

Bryn Mawr Bank Corporation

Detailed Balance Sheets (unaudited)

(dollars in thousands)

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Assets
Cash and due from banks	$15,594	$18,452	$17,161	$20,258	$17,269
Interest-bearing deposits with banks	33,954	124,615	100,980	156,282	244,248
Cash and cash equivalents	49,548	143,067	118,141	176,540	261,517
Investment securities, available for sale	365,819	348,966	341,421	349,496	334,746
Investment securities, trading	3,642	3,950	3,451	4,029	4,035
Loans held for sale	7,807	8,987	8,721	15,363	6,656
Portfolio loans and leases, originated	2,015,683	1,883,869	1,804,834	1,692,027	1,571,375
Portfolio loans and leases, acquired	363,158	385,119	423,930	461,236	517,156
Total portfolio loans and leases	2,378,841	2,268,988	2,228,764	2,153,263	2,088,531
Less: Allowance for losses on originated loan and leases	(16,817)	(15,857)	(15,900)	(14,937)	(14,173)
Less: Allowance for losses on acquired loan and leases	(28)	-	(35)	(22)	(123)
Total allowance for loan and lease losses	(16,845)	(15,857)	(15,935)	(14,959)	(14,296)
Net portfolio loans and leases	2,361,996	2,253,131	2,212,829	2,138,304	2,074,235
Premises and equipment	44,712	45,339	44,370	43,164	42,888
Accrued interest receivable	8,205	7,869	7,744	7,518	7,465
Deferred income taxes	10,155	11,137	11,216	11,066	12,057
Mortgage servicing rights	5,182	5,142	5,031	4,970	4,815
Bank owned life insurance	38,616	38,371	38,157	32,941	32,772
Federal Home Loan Bank ("FHLB") stock	12,142	12,942	11,742	11,542	11,541
Goodwill	104,765	104,765	104,338	104,322	101,619
Intangible assets	23,012	23,903	25,356	26,309	26,522
Other investments	8,487	9,460	9,499	9,295	9,238
Other assets	14,159	13,968	10,726	15,155	13,073
Total assets	$3,058,247	$3,030,997	$2,952,742	$2,950,014	$2,943,179

Liabilities
Deposits
Noninterest-bearing	$643,492	$626,684	$605,607	$636,390	$582,495
Interest-bearing	1,700,550	1,626,041	1,634,237	1,624,257	1,658,869
Total deposits	2,344,042	2,252,725	2,239,844	2,260,647	2,241,364
Short-term borrowings	37,010	94,167	24,264	26,406	38,372
Long-term FHLB advances and other borrowings	249,832	254,863	254,893	244,923	250,088
Subordinated notes	29,491	29,479	29,466	-	-
Accrued interest payable	1,294	1,851	1,444	1,292	1,201
Other liabilities	31,401	32,201	34,676	35,648	34,251
Total liabilities	2,693,070	2,665,286	2,584,587	2,568,916	2,565,276

Shareholders' equity
Common stock	20,949	20,931	20,854	20,848	20,750
Paid-in capital in excess of par value	229,479	228,814	226,980	225,837	223,389
Less: common stock held in treasury, at cost	(66,140)	(58,144)	(53,000)	(34,346)	(31,646)
Accumulated other comprehensive income (loss), net of tax	1,502	(412)	(11,040)	(11,634)	(10,287)
Retained earnings	179,387	174,522	184,361	180,393	175,697
Total shareholders equity	365,177	365,711	368,155	381,098	377,903
Total liabilities and shareholders' equity	$3,058,247	$3,030,997	$2,952,742	$2,950,014	$2,943,179

Bryn Mawr Bank Corporation

Supplemental Balance Sheet Information (unaudited)

(dollars in thousands)

	Portfolio Loans and Leases as of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Commercial mortgages	$1,044,415	$964,259	$971,983	$924,161	$892,675
Home equity loans and lines	205,896	209,473	212,258	211,982	209,037
Residential mortgages	412,006	406,404	399,730	381,323	379,363
Construction	119,193	90,421	82,820	88,122	81,408
Total real estate loans	1,781,510	1,670,557	1,666,791	1,605,588	1,562,483

Commercial & Industrial	523,053	524,515	488,977	472,702	457,432
Consumer	21,427	22,129	22,350	25,123	20,204
Leases	52,851	51,787	50,646	49,850	48,412
Total non-real estate loans and leases	597,331	598,431	561,973	547,675	526,048
Total portfolio loans and leases	$2,378,841	$2,268,988	$2,228,764	$2,153,263	$2,088,531

	Nonperforming Loans and Leases as of
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Commercial mortgages	$872	$829	$931	$592	$600
Home equity loans and lines	1,953	2,027	1,661	1,605	923
Residential mortgages	2,923	3,212	5,249	5,320	5,130
Construction	12	34	34	139	201
Total nonperforming real estate loans	5,760	6,102	7,875	7,656	6,854

Commercial & Industrial	3,822	4,133	4,337	1,283	2,218
Consumer	-	-	2	-	9
Leases	54	9	101	57	49
Total nonperforming non-real estate loans and leases	3,876	4,142	4,440	1,340	2,276
Total noperforming portfolio loans and leases	$9,636	$10,244	$12,315	$8,996	$9,130

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Commercial mortgage	$107	$(4)	$-	$48	$(21)
Home equity loans and lines	71	561	(21)	11	125
Residential	(35)	239	11	43	463
Construction	-	(1)	(1)	(1)	(1)
Total net charge-offs (recoveries) of real estate loans	143	795	(11)	101	566

Commercial & Industrial	25	902	38	(10)	255
Consumer	20	55	26	35	32
Leases	234	103	171	61	6
Total net charge-offs of non-real estate loans and leases	279	1,060	235	86	293
Total net charge-offs	$422	$1,855	$224	$187	$859

Bryn Mawr Bank Corporation

Supplemental Balance Sheet Information (unaudited)

(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
U.S. Treasury securities	$102	$101	$102	$101	$102
Obligations of the U.S. Government and agencies	96,080	101,495	91,639	93,125	89,669
State & political subdivisions - tax-free	39,502	41,442	43,388	40,967	32,261
State & political subdivisions - taxable	1,093	524	742	351	-
Mortgage-backed securities	183,127	158,689	155,509	161,283	162,370
Collateralized mortgage obligations	29,106	29,799	32,953	36,094	32,759
Other debt securities	1,700	1,691	1,896	1,894	1,900
Bond mutual funds	11,725	11,810	11,798	11,920	11,883
Other investments	3,384	3,415	3,394	3,761	3,802
Total	$365,819	$348,966	$341,421	$349,496	$334,746

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
U.S. Treasury securities	$1	$-	$1	$-	$-
Obligations of the U.S. Government and agencies	984	153	712	182	591
State & political subdivisions - tax-free	173	75	153	49	133
State & political subdivisions - taxable	18	(1)	2	1	-
Mortgage-backed securities	3,026	1,267	2,591	1,542	2,898
Collateralized mortgage obligations	330	43	339	223	347
Other debt securities	-	(9)	(4)	(6)	-
Bond mutual funds	(231)	(146)	(158)	(36)	(73)
Other investments	(155)	(192)	(193)	111	128
Total	$4,146	$1,190	$3,443	$2,066	$4,024

	Deposits
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest-bearing deposits:
Interest-bearing checking	$335,240	$338,861	$330,683	$328,606	$349,582
Money market	773,637	749,726	748,983	699,264	717,441
Savings	190,477	187,299	192,995	189,120	184,819
Wholesale non-maturity deposits	62,454	67,717	65,636	65,365	69,555
Wholesale time deposits	131,145	53,185	57,671	67,894	73,476
Retail time deposits	207,597	229,253	238,269	274,008	263,996
Total interest-bearing deposits	1,700,550	1,626,041	1,634,237	1,624,257	1,658,869
Noninterest-bearing deposits	643,492	626,684	605,607	636,390	582,495
Total deposits	$2,344,042	$2,252,725	$2,239,844	$2,260,647	$2,241,364

Bryn Mawr Bank Corporation

Detailed Income Statements (unaudited)

(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:
Interest and fees on loans and leases	$26,696	$26,080	$25,620	$25,568	$25,164
Interest on cash and cash equivalents	46	63	107	124	115
Interest on investment securities:	1,527	1,623	1,302	1,301	1,475
Total interest income	28,269	27,766	27,029	26,993	26,754
Interest expense:
Interest on deposits	1,076	1,046	1,076	1,062	1,028
Interest on short-term borrowings	17	9	8	10	21
Interest on FHLB advances and other borrowings	908	912	881	851	910
Interest on subordinated notes	366	370	231	-	-
Total interest expense	2,367	2,337	2,196	1,923	1,959
Net interest income	25,902	25,429	24,833	25,070	24,795
Provision for loan and lease losses (the "Provision")	1,410	1,777	1,200	850	569
Net interest income after Provision	24,492	23,652	23,633	24,220	24,226
Noninterest income:
Fees for wealth management services	8,832	8,995	9,194	9,600	9,105
Insurance revenue	1,276	842	1,065	817	1,021
Service charges on deposits	702	742	721	752	712
Loan servicing and other fees	492	502	397	597	591
Net gain on sale of loans	760	751	685	778	808
Net (loss) gain on sale of investment securities available for sale	(15)	58	60	3	810
Net (loss) gain on sale of other real estate owned	(76)	33	-	75	15
Dividends on FHLB and FRB stocks	214	330	138	299	615
Other operating income	1,023	1,415	1,090	1,256	1,088
Total noninterest income	13,208	13,668	13,350	14,177	14,765
Noninterest expense:
Salaries and wages	11,738	11,700	10,941	11,064	10,870
Employee benefits	2,485	2,268	2,590	2,618	2,729
Loss on pension termination	-	17,377	-	-	-
Occupancy and bank premises	2,488	2,474	2,557	2,808	2,466
Branch lease termination expense	-	929	-	-	-
Furniture, fixtures and equipment	1,919	2,129	1,712	1,488	1,512
Advertising	284	656	410	479	557
Amortization of intangible assets	891	937	953	955	982
Impairment of intangible assets	-	387	-	-	-
Due diligence, merger-related and merger integration expenses	-	1,860	1,015	1,294	2,501
Professional fees	813	1,010	843	827	673
Pennsylvania bank shares tax	638	(46)	433	433	433
Information technology	1,048	874	1,053	814	702
Other operating expenses	2,747	4,396	2,896	3,202	4,004
Total noninterest expense	25,051	46,951	25,403	25,982	27,429
Income (loss) before income taxes	12,649	(9,631)	11,580	12,415	11,562
Income tax expense (benefit)	4,375	(3,276)	4,084	4,296	4,068
Net income (loss)	$8,274	$(6,355)	$7,496	$8,119	$7,494
Per share data:
Weighted average shares outstanding	16,848,202	17,129,234	17,572,421	17,713,794	17,545,802
Dilutive common shares	34,991	-	261,877	340,869	357,456
Adjusted weighted average diluted shares	16,883,193	17,129,234	17,834,298	18,054,663	17,903,258
Basic earnings (loss) per common share	$0.49	$(0.37)	$0.43	$0.46	$0.43
Diluted earnings (loss) per common share	$0.49	$(0.37)	$0.42	$0.45	$0.42
Dividend declared per share	$0.20	$0.20	$0.20	$0.19	$0.19
Effective tax rate	34.59%	34.02%	35.27%	34.60%	35.18%

Bryn Mawr Bank Corporation

Tax-Equivalent Net Interest Margin (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015			March 31, 2015
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$39,050	$46	0.47%	$90,832	$63	0.28%	$165,723	$107	0.26%	$182,099	$124	0.27%	$206,694	$115	0.23%
Investment securities - available for sale:
Taxable	316,353	1,397	1.78%	307,524	1,432	1.85%	310,582	1,172	1.50%	310,011	1,184	1.53%	335,208	1,336	1.62%
Tax-exempt	40,658	191	1.89%	43,144	195	1.79%	41,424	186	1.78%	37,035	157	1.70%	35,085	203	2.35%
Total investment securities - available for sale	357,011	1,588	1.79%	350,668	1,627	1.84%	352,006	1,358	1.53%	347,046	1,341	1.55%	370,293	1,539	1.69%

Investment securities - trading	3,946	2	0.20%	3,571	60	6.67%	4,022	5	0.49%	4,034	11	1.09%	3,897	4	0.42%

Loans and leases *	2,308,584	26,778	4.67%	2,247,720	26,158	4.62%	2,191,652	25,698	4.65%	2,118,106	25,623	4.85%	2,082,882	25,226	4.91%

Total interest-earning assets	2,708,591	28,414	4.22%	2,692,791	27,908	4.11%	2,713,403	27,168	3.97%	2,651,285	27,099	4.10%	2,663,766	26,884	4.09%

Cash and due from banks	16,501			18,005			17,160			16,222			19,092
Less: allowance for loan and lease losses	(16,239)			(16,106)			(15,066)			(14,346)			(14,866)
Other assets	264,295			264,321			265,811			257,540			250,164

Total assets	$2,973,148			$2,959,011			$2,981,308			$2,910,701			$2,918,156

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,279,630	$569	0.18%	$1,260,575	$565	0.18%	$1,260,529	$584	0.18%	$1,224,544	$575	0.19%	$1,252,410	$594	0.19%
Wholesale deposits	137,201	233	0.68%	119,394	186	0.62%	133,277	203	0.60%	130,497	195	0.60%	140,120	188	0.54%
Retail time deposits	216,820	274	0.51%	231,605	295	0.51%	251,170	289	0.46%	273,718	292	0.43%	267,800	246	0.37%
Total interest-bearing deposits	1,633,651	1,076	0.26%	1,611,574	1,046	0.26%	1,644,976	1,076	0.26%	1,628,759	1,062	0.26%	1,660,330	1,028	0.25%

Borrowings:
Short-term borrowings	34,158	17	0.20%	26,092	9	0.14%	28,166	8	0.11%	34,980	10	0.11%	55,344	21	0.15%
Long-term FHLB advances and other borrowings	250,015	908	1.46%	254,880	912	1.42%	248,606	881	1.41%	249,678	851	1.37%	266,205	910	1.39%
Subordinated notes	29,482	366	4.99%	29,471	370	4.98%	18,190	231	5.04%	-	-	0.00%	-	-	0.00%
Total borrowings	313,655	1,291	1.66%	310,443	1,291	1.65%	294,962	1,120	1.51%	284,658	861	1.21%	321,549	931	1.17%

Total interest-bearing liabilities	1,947,306	2,367	0.49%	1,922,017	2,337	0.48%	1,939,938	2,196	0.45%	1,913,417	1,923	0.40%	1,981,879	1,959	0.40%

Noninterest-bearing deposits	631,047			634,969			625,547			580,240			534,403
Other liabilities	33,923			36,665			39,219			37,890			30,935
Total noninterest-bearing liabilities	664,970			671,634			664,766			618,130			565,338

Total liabilities	2,612,276			2,593,651			2,604,704			2,531,547			2,547,217

Shareholders' equity	360,872			365,360			376,604			379,154			370,939

Total liabilities and shareholders' equity	$2,973,148			$2,959,011			$2,981,308			$2,910,701			$2,918,156

Interest income to earning assets			4.22%			4.11%			3.97%			4.10%			4.09%

Net interest spread			3.73%			3.63%			3.52%			3.70%			3.69%
Effect of noninterest-bearing sources			0.14%			0.14%			0.13%			0.11%			0.10%

Tax-equivalent net interest margin		$26,047	3.87%		$25,571	3.77%		$24,972	3.65%		$25,176	3.81%		$24,925	3.79%

Tax-equivalent adjustment		$145	0.02%		$142	0.02%		$139	0.02%		$106	0.02%		$130	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks

	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate	Interest Income (Expense) Effect	Effect on Yield or Rate
Loans and leases	$953	0.17%	$707	0.12%	$763	0.14%	$1,246	0.24%	$1,127	0.22%
Retail time deposits	(110)	-0.20%	(123)	-0.21%	(188)	-0.30%	(205)	-0.30%	(245)	-0.37%
Short-term borrowings	(12)	-0.14%	(35)	-0.53%	(35)	-0.49%	(35)	-0.40%	(35)	-0.26%
Long-term FHLB advances and other borrowings	(30)	-0.05%	(30)	-0.05%	(30)	-0.05%	(30)	-0.05%	(35)	-0.05%
Net interest income from fair value marks	$1,105		$895		$1,016		$1,516		$1,442
Purchase accounting effect on tax-equivalent margin		0.16%		0.13%		0.15%		0.23%		0.22%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Reconciliation of Net Income to Net Income (core):
Net income (loss) (a GAAP measure)	$8,274	$(6,355)	$7,496	$8,119	$7,494
Less: Tax-effected non-core noninterest income:
Loss (gain) on sale of investment securities available for sale	10	(38)	(39)	(2)	(527)
Add: Tax-effected non-core noninterest expense items:
Loss on pension termination	-	11,295	-	-	-
Severance expense (Salaries and wages)	-	142	124	-	-
Branch lease termination expense	-	604	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	397	-	-	339
Impairment of intangible assets	-	252	-	-	-
Due diligence, merger-related and merger integration expenses	-	1,209	660	841	1,626
Net income (core) (a non-GAAP measure)	$8,284	$7,506	$8,241	$8,958	$8,932

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	16,848,202	17,129,234	17,572,421	17,713,794	17,545,802
Dilutive common shares	63,617	112,783	261,877	340,869	357,456
Adjusted weighted average diluted shares	16,911,819	17,242,017	17,834,298	18,054,663	17,903,258
Basic earnings per common share (core) (a non-GAAP measure)	$0.49	$0.44	$0.47	$0.51	$0.51
Diluted earnings per common share (core) (a non-GAAP measure)	$0.49	$0.44	$0.46	$0.50	$0.50

Calculation of Return on Average Tangible Equity:
Net income (loss)	$8,274	$(6,355)	$7,496	$8,119	$7,494
Add: Tax-effected amortization and impairment of intangible assets	579	861	619	621	638
Net tangible income (numerator)	$8,853	$(5,494)	$8,115	$8,740	$8,132

Average shareholders' equity	$360,872	$365,360	$376,604	$379,154	$370,939
Less: Average goodwill and intangible assets	(128,296)	(129,292)	(130,241)	(129,116)	(125,060)
Net average tangible equity (denominator)	$232,576	$236,068	$246,363	$250,038	$245,879

Return on tangible equity (a non-GAAP measure)	15.31%	-9.23%	13.07%	14.02%	13.41%

Calculation of Tangible Equity Ratio:
Total shareholders' equity	$365,177	$365,711	$368,155	$381,098	$377,903
Less: Goodwill and intangible assets	(127,777)	(128,668)	(129,694)	(130,631)	(128,141)
Net tangible equity (numerator)	$237,400	$237,043	$238,461	$250,467	$249,762

Total assets	$3,058,247	$3,030,997	$2,952,742	$2,950,014	$2,943,179
Less: Goodwill and intangible assets	(127,777)	(128,668)	(129,694)	(130,631)	(128,141)
Tangible assets (denominator)	$2,930,470	$2,902,329	$2,823,048	$2,819,383	$2,815,038

Tangible equity ratio	8.10%	8.17%	8.45%	8.88%	8.87%

Bryn Mawr Bank Corporation

Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)

(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Calculation of Efficiency Ratio:
Noninterest expense	$25,051	$46,951	$25,403	$25,982	$27,429
Less: certain noninterest expense items*:
Loss on pension termination	-	(17,377)	-	-	-
Severance expense (Salaries and wages)	-	(218)	(191)	-	-
Branch lease termination expense	-	(929)	-	-	-
Debt and swap prepayment penalty (Other operating expenses)	-	(611)	-	-	(522)
Amortization of intangibles	(891)	(937)	(953)	(955)	(982)
Impairment of intangible assets	-	(388)	-	-	-
Due diligence, merger-related and merger integration expenses	-	(1,860)	(1,015)	(1,294)	(2,501)
Noninterest expense (adjusted) (numerator)	$24,160	$24,631	$23,244	$23,733	$23,424

Noninterest income	$13,208	$13,668	$13,350	$14,177	$14,765
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	15	(58)	(60)	(3)	(811)
Noninterest income (core)	$13,223	$13,610	$13,290	$14,174	$13,954
Net interest income	25,902	25,429	24,833	25,070	24,795
Noninterest income (core) and net interest income (denominator)	$39,125	$39,039	$38,123	$39,244	$38,749

Efficiency ratio	61.75%	63.09%	60.97%	60.48%	60.45%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$16,817	$15,857	$15,935	$14,959	$14,296
less: Allowance on acquired loans	28	-	35	22	125
Allowance on originated loans and leases	$16,789	$15,857	$15,900	$14,937	$14,171

Total Allowance	$16,789	$15,857	$15,935	$14,959	$14,296
Loan mark on acquired loans	15,930	17,108	18,179	19,816	19,708
Total Allowance + Loan mark	$32,719	$32,965	$34,114	$34,775	$34,004

Total Portfolio loans and leases	$2,378,841	$2,268,988	$2,228,764	$2,153,263	$2,088,532
less: Originated loans and leases	2,015,683	1,883,869	1,804,835	1,692,041	1,571,377
Net acquired loans	$363,158	$385,119	$423,929	$461,222	$517,155
add: Loan mark on acquired loans	15,930	17,108	18,179	19,816	19,708
Gross acquired loans (excludes loan mark)	$379,088	$402,227	$442,108	$481,038	$536,863
Originated loans and leases	2,015,683	1,883,869	1,804,835	1,692,041	1,571,377
Total Gross portfolio loans and leases	$2,394,771	$2,286,096	$2,246,943	$2,173,079	$2,108,240